Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 2nd QUARTER 2010 RESULTS

Denver, Colorado, August 2, 2010 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2010. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2010 excluding after-tax debt redemption charges of $2.5 million, or $0.02 per share, was $110.4 million and $219.8 million, or $1.06 and $2.10 per share, respectively. This compares to net income attributable to DaVita Inc. for the three and six months ended June 30, 2009 of $105.8 million and $202.0 million, or $1.02 and $1.94 per share, respectively.

Net income attributable to DaVita Inc. for the three and six months ended June 30, 2010, including debt redemption charges, was $107.9 million and $217.3 million, or $1.04 and $2.08 per share, respectively.

Financial and operating highlights include:

—

Cash Flow:  For the rolling twelve months ended June 30, 2010 operating cash flow was $878 million and free cash flow was $692 million. For the three months ended June 30, 2010 operating cash flow was $296 million and free cash flow was $250 million.

—

Operating Income:  Operating income for the three and six months ended June 30, 2010 was $242 million and $485 million, respectively, as compared to $236 million and $457 million, respectively, for the same period of 2009.

—

Volume:  Total treatments for the second quarter of 2010 were 4,462,565, or 57,212 treatments per day, representing a per day increase of 5.5% over the second quarter of 2009. Non-acquired treatment growth in the quarter was 4.1% over the prior year’s second quarter.

—

Effective Tax Rate:  Our effective tax rate was 36.6% and 36.9% for the three and six months ended June 30, 2010, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 39.75% and 40.0% for the three and six months ended June 30, 2010, respectively, which was within the range of our previously stated guidance. Our effective tax rate for 2010 is still projected to be in the range of 36.5% to 37.5% and our 2010 effective tax rate attributable to DaVita Inc. is still projected to be in a range of 39.5% to 40.5%.

—

Senior Notes:    On June 7, 2010, we redeemed $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 at a price of 101.656% plus accrued interest. As a result of this transaction, we incurred pre-tax debt redemption charges as discussed above of $4.1 million, which includes the call premium and the net write-off of other deferred financing costs.

—

Share Repurchases:    During the first six months of 2010, we repurchased a total of 1,587,160 shares of our common stock for $100 million, or an average price of $63.04 per share. As a result of these transactions, the remaining balance in our current authorization for share repurchases is approximately $400 million.

—

Center Activity:  As of June 30, 2010, we operated or provided administrative services at 1,582 outpatient dialysis centers serving approximately 122,000 patients, of which 1,551 centers are consolidated in our financial statements. During the second quarter of 2010, we acquired 23 centers, opened 18 new centers, closed one center and sold one center.

Outlook

We are narrowing our operating income guidance for 2010 to a range of $970 million to $1,020 million. We are also revising our operating cash flow guidance for 2010. Our operating cash flow is now projected to be in the range of $725 million to $825 million. Our previous operating cash flow guidance for 2010 was in the range of $675 million to $725 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the second quarter ended June 30, 2010 on August 2, 2010 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2010 operating income, operating cash flow, our expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009, our quarterly report on Form 10-Q for the first quarter ended March 31, 2010 and subsequent quarterly reports filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

—	the concentration of profits generated from commercial payor plans,

—	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

—	a reduction in the number of patients under higher-paying commercial plans,

—

a reduction in government payment rates or changes to the structure of payments under the Medicare End Stage Renal Disease program or other government-based programs, including, for example, the implementation of a bundled payment rate system which will lower reimbursement for services we provide to Medicare patients, and the impact of health care reform legislation that was enacted in the U.S. in March 2010,

—	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

—	our ability to maintain contracts with physician medical directors,

—	legal compliance risks, including our continued compliance with complex government regulations,

—	the resolution of ongoing investigations by various federal and state governmental agencies, and

—	continued increased competition from large and medium-sized dialysis providers that compete directly with us.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net operating revenues	$1,586,907	$1,519,041	$3,146,325	$2,966,681

Operating expenses and charges:

Patient care costs	1,110,552	1,051,879	2,193,341	2,057,765

General and administrative	136,104	132,166	273,381	259,439

Depreciation and amortization	58,353	58,185	115,821	115,308

Provision for uncollectible accounts	42,367	41,233	83,930	77,969

Equity investment income	(2,834)	(376)	(5,179)	(358)

Total operating expenses and charges	1,344,542	1,283,087	2,661,294	2,510,123

Operating income	242,365	235,954	485,031	456,558

Debt expense	(43,655)	(47,088)	(88,238)	(95,389)

Debt redemption charges	(4,127)	-	(4,127)	-

Other income	739	1,273	1,570	2,027

Income before income taxes	195,322	190,139	394,236	363,196

Income tax expense	71,429	70,507	145,343	135,290

Net income	123,893	119,632	248,893	227,906

Less: Net income attributable to noncontrolling interests	(16,040)	(13,813)	(31,617)	(25,876)

Net income attributable to DaVita Inc.	$107,853	$105,819	$217,276	$202,030

Earnings per share:

Basic earnings per share attributable to DaVita Inc.	$1.05	$1.02	$2.11	$1.95

Diluted earnings per share attributable to DaVita Inc.	$1.04	$1.02	$2.08	$1.94

Weighted average shares for earnings per share:

Basic	103,003,623	103,705,683	103,182,403	103,791,579

Diluted	104,449,065	103,925,843	104,605,489	104,166,964

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2010	2009

Cash flows from operating activities:
Net income	$248,893	$227,906
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	115,821	115,308
Stock-based compensation expense	22,399	22,412
Tax benefits from stock award exercises	12,896	9,974
Excess tax benefits from stock award exercises	(1,647)	(7,591)
Deferred income taxes	(10,697)	30,006
Equity investment income, net	(2,781)	(358)
Loss on disposal of assets and other non-cash charges	3,085	11,380
Debt redemption charges	4,127	-
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	33,724	(54,073)
Inventories	2,005	19,044
Other receivables and other current assets	33,053	4,026
Other long-term assets	(587)	3,324
Accounts payable	62,255	(51,960)
Accrued compensation and benefits	65,495	37,077
Other current liabilities	(26,127)	(42,359)
Income taxes	(5,103)	35,535
Other long-term liabilities	955	(13,019)

Net cash provided by operating activities	557,766	346,632

Cash flows from investing activities:
Additions of property and equipment	(99,351)	(138,205)
Acquisitions	(91,701)	(43,314)
Proceeds from asset sales	17,681	5,784
Purchase of investments available for sale	(745)	(1,429)
Purchase of investments held-to-maturity	(15,836)	(15,193)
Proceeds from sale of investments available for sale	900	16,537
Proceeds from maturities of investments held-to-maturity	19,249	15,620
Purchase of equity investments and other assets	(350)	(260)
Distributions received on equity investments	350	88

Net cash used in investing activities	(169,803)	(160,372)

Cash flows from financing activities:
Borrowings	9,689,658	9,114,319
Payments on long-term debt	(9,938,312)	(9,136,951)
Debt call premium	(3,314)	-
Purchase of treasury stock	(100,048)	(32,016)
Excess tax benefits from stock award exercises	1,647	7,591
Stock award exercises and other share issuances, net	34,113	16,691
Distributions to noncontrolling interests	(37,301)	(29,895)
Contributions from noncontrolling interests	3,408	6,504
Proceeds from sales of additional noncontrolling interests	2,845	5,475
Purchases from noncontrolling interests	(5,402)	(4,704)
Deferred financing costs	-	(42)

Net cash used in financing activities	(352,706)	(53,028)

Net increase in cash and cash equivalents	35,257	133,232

Cash and cash equivalents at beginning of period	539,459	410,881

Cash and cash equivalents at end of period	$574,716	$544,113

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	June 30, 2010	December 31, 2009
Cash and cash equivalents	$574,716	$539,459
Short-term investments	22,926	26,475
Accounts receivable, less allowance of $234,376 and $229,317	1,070,633	1,105,903
Inventories	69,386	70,041
Other receivables	231,614	263,456
Other current assets	39,222	40,234
Deferred income taxes	256,653	256,953

Total current assets	2,265,150	2,302,521
Property and equipment, net	1,106,028	1,104,925
Amortizable intangibles, net	126,988	136,732
Equity investments	25,412	22,631
Long-term investments	7,190	7,616
Other long-term assets	33,202	32,615
Goodwill	4,013,711	3,951,196

	$7,577,681	$7,558,236

LIABILITIES AND EQUITY
Accounts payable	$238,219	$176,657
Other liabilities	429,399	461,092
Accrued compensation and benefits	348,640	286,121
Current portion of long-term debt	96,590	100,007
Income taxes payable	5,970	23,064

Total current liabilities	1,118,818	1,046,941
Long-term debt	3,287,523	3,532,217
Other long-term liabilities	89,572	87,692
Alliance and product supply agreement, net	27,982	30,647
Deferred income taxes	349,617	334,855

Total liabilities	4,873,512	5,032,352
Commitments and contingencies
Noncontrolling interests subject to put provisions	347,361	331,725
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 102,592,141 and 103,062,698 shares outstanding)	135	135
Additional paid-in capital	638,373	621,685
Retained earnings	2,529,410	2,312,134
Treasury stock, at cost (32,270,142 and 31,799,585 shares)	(865,186)	(793,340)
Accumulated other comprehensive loss	(1,461)	(5,548)

Total DaVita Inc. shareholders’ equity	2,301,271	2,135,066
Noncontrolling interests not subject to put provisions	55,537	59,093

Total equity	2,356,808	2,194,159

	$7,577,681	$7,558,236

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
1. Consolidated Financial Results:
Revenues	$1,587	$1,559	$1,519	$3,146
Operating income	$242.4	$242.7	$236.0	$485.0
Operating income margin	15.3%	15.6%	15.5%	15.4%
Net income attributable to DaVita Inc.	$107.9	$109.4	$105.8	$217.3
Net income attributable to DaVita Inc. excluding debt redemption charges(1)	$110.4	$109.4	$105.8	$219.8
Diluted earnings per share attributable to DaVita Inc.	$1.04	$1.04	$1.02	$2.08
Diluted earnings per share attributable to DaVita Inc. excluding debt redemption charges(1)	$1.06	$1.04	$1.02	$2.10

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(2)	70.0%	69.4%	69.2%	69.7%
General and administrative expenses as a percent of consolidated revenue (2)	8.6%	8.8%	8.7%	8.7%

Bad debt expense as a percent of consolidated revenue	2.7%	2.7%	2.7%	2.7%

Consolidated effective tax rate attributable to DaVita Inc.(1)	39.75%	40.25%	40.0%	40.0%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,496	$1,478	$1,441	$2,975
Direct operating expenses	1,242	1,225	1,191	2,468

Dialysis segment operating income	$254	$253	$250	$507

Other – Ancillary services and strategic initiatives
Revenues	$91	$81	$78	$172
Direct operating expenses	93	83	81	176

Ancillary segment operating loss	$(2)	$(2)	$(3)	$(4)

Total segment operating income	$252	$251	$247	$502
Reconciling items:
Stock-based compensation	(12)	(10)	(11)	(22)
Equity investment income	3	2	-	5

Consolidated operating income	$242	$243	$236	$485

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	4,462,565	4,294,121	4,228,179	8,756,685
Number of treatment days	78.0	77.0	78.0	155.0
Treatments per day	57,212	55,768	54,207	56,495
Per day year over year increase	5.5%	4.5%	5.2%	5.0%
Non-acquired growth year over year	4.1%	4.2%	4.5%	4.2%

Revenue
Dialysis and related lab services revenue per treatment	$334.64	$343.70	$340.35	$339.08
Per treatment (decrease) increase from previous quarter	(2.6%)	1.3%	1.1%
Per treatment (decrease) increase from previous year	(1.7%)	2.1%	1.3%	0.15%
Percent of consolidated revenue	94.3%	94.8%	94.9%	94.5%

Expenses
Patient care costs
Percent of segment revenue	69.2%	68.8%	68.6%	69.0%
Per treatment	$232.09	$237.00	$233.93	$234.50
Per treatment (decrease) increase from previous quarter	(2.1%)	1.2%	0.9%
Per treatment (decrease) increase from previous year	(0.8%)	2.2%	1.3%	0.7%

General and administrative expenses
Percent of segment revenue	7.3%	7.6%	7.4%	7.4%
Per treatment	$24.34	$26.03	$25.14	$25.17
Per treatment (decrease) increase from previous quarter	(6.5%)	1.4%	(0.2%)
Per treatment (decrease) increase from previous year	(3.2%)	3.4%	1.1%	-

5. Cash Flow:
Operating cash flow	$295.9	$261.8	$212.4	$557.8
Operating cash flow, last twelve months	$877.8	$794.3	$705.4
Free cash flow(1)	$249.5	$220.6	$173.6	$470.1
Free cash flow, last twelve months(1)	$692.3	$616.3	$526.8
Capital expenditures:
Routine maintenance/IT other	$27.8	$22.6	$22.5	$50.3
Development and relocations	$29.0	$22.8	$42.5	$51.8
Acquisition expenditures	$90.6	$1.1	$3.5	$91.7

6. Accounts Receivable:
Net receivables	$1,071	$1,104	$1,128
DSO	64	66	70

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
7. Debt and Capital Structure:
Total debt(3)	$3,382	$3,606	$3,669
Net debt, net of cash(3)	$2,808	$2,850	$3,124
Leverage ratio (see Note 1 on page 9)	2.31x	2.36x	2.66x
Overall weighted average effective interest rate during the quarter	4.68%	4.67%	4.92%
Overall weighted average effective interest rate at end of the quarter	4.62%	4.66%	4.87%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	2.66%	2.57%	3.02%
Economically fixed interest rates as a percentage of our total debt	56%	59%	64%
Share repurchases	$100	$-	$-	$100

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	96%	96%	95%
90 day patients average Hb>=10 <=12	67%	65%	67%
Patients with arteriovenous fistulas placed	66%	66%	63%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(3)	This is a non-GAAP financial measure. It excludes $1.8 million, for the quarter ended June 30, 2010, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2010
Net income attributable to DaVita Inc.	$437,930

Income taxes	288,518

Debt expense	178,604

Depreciation and amortization	229,499

Noncontrolling interests and equity investment income, net	55,553

Other	5,514

Stock-based compensation expense	44,411

“Consolidated EBITDA”	$1,240,029

June 30, 2010
Total debt, excluding debt premium of $1.8 million	$3,382,341

Letters of credit issued	51,889

3,434,230

Less: cash and cash equivalents	(574,716)

Consolidated net debt	$2,859,514

Last twelve months “Consolidated EBITDA”	$1,240,029

Leverage ratio	2.31x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 3.75 to 1.0 as of June 30, 2010. At that date the Company’s leverage ratio did not exceed 3.75 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income attributable to DaVita Inc. excluding debt redemption charges and diluted earnings per share attributable to DaVita Inc. excluding debt redemption charges.

We believe that net income attributable to DaVita Inc. excluding debt redemption charges and diluted earnings per share attributable to DaVita Inc. excluding debt redemption charges enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. for these periods by providing a measure that is more meaningful because it excludes an unusual charge that resulted from the redemption of $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc.

Net income attributable to DaVita Inc. excluding debt redemption charges:	Three months ended
				Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
Net income attributable to DaVita Inc.	$107,853	$109,423	$105,819	$217,276
Add: Debt redemption charges	4,127	-	-	4,127
Less: Related income tax	(1,605)	-	-	(1,605)

	$110,375	$109,423	$105,819	$219,798

Diluted earnings per share attributable to DaVita Inc. excluding debt redemption charges:	Three months ended
				Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
Diluted earnings per share attributable to DaVita Inc.	$1.04	$1.04	$1.02	$2.08
Add: Net after-tax debt redemption charges	0.02	-	-	0.02

	$1.06	$1.04	$1.02	$2.10

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2.    Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
Income before income taxes	$195,322	$198,914	$190,139	$394,236

Income tax expense	$71,429	$73,914	$70,507	$145,343

Effective income tax rate	36.6%	37.2%	37.1%	36.9%

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
Income before income taxes	$195,322	$198,914	$190,139	$394,236
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(16,319)	(15,781)	(13,913)	(32,100)

Income before income taxes attributable to DaVita Inc.	$179,003	$183,133	$176,226	$362,136

Income tax expense	$71,429	$73,914	$70,507	$145,343
Less income tax attributable to noncontrolling interests	(279)	(204)	(100)	(483)

Income tax attributable to DaVita Inc.	$71,150	$73,710	$70,407	$144,860

Effective income tax rate attributable to DaVita Inc.	39.75%	40.25%	40.0%	40.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3.  Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2010
	June 30, 2010	March 31, 2010	June 30, 2009
Cash provided by operating activities	$295,919	$261,847	$212,383	$557,766
Less: Income distributions to noncontrolling interests	(18,643)	(18,658)	(16,328)	(37,301)

Cash provided by operating activities attributable to DaVita Inc.	277,276	243,189	196,055	520,465
Less: Expenditures for routine maintenance and information technology	(27,760)	(22,563)	(22,502)	(50,323)

Free cash flow	$249,516	$220,626	$173,553	$470,142

		Rolling 12-Month Period
		June 30, 2010	March 31, 2010	June 30, 2009
Cash provided by operating activities		$877,844	$794,308	$705,376
Less: Income distributions to noncontrolling interests		(75,154)	(72,839)	(58,242)

Cash provided by operating activities attributable to DaVita Inc.		802,690	721,469	647,134
Less: Expenditures for routine maintenance and information technology		(110,429)	(105,171)	(120,286)

Free cash flow		$692,261	$616,298	$526,848